Exhibit 10.1

EXECUTION VERSION

GUARANTEE

October 12, 2015

The undersigned, Svenska Cellulosa Aktiebolaget SCA (publ), a Swedish corporation (the “Guarantor”), in consideration of the execution and delivery of that certain Agreement and Plan of Merger, dated as of October 12, 2015 (as it may be amended or modified from time to time, the “Merger Agreement”) by and among SCA Americas Inc., a Delaware corporation (“Parent”), Salmon Acquisition, Inc., a Wisconsin corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Wausau Paper Corp., a Wisconsin corporation (the “Company”), pursuant to which Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned Subsidiary of Parent (the “Merger”), as more fully described in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby fully, unconditionally and irrevocably guarantee to the Company the due and punctual payment of the monetary obligations of Parent and Merger Sub in accordance with, and subject to, the terms of the Merger Agreement (the “Obligations”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.  The Company may demand payment hereunder only if it shall have first demanded payment of the Obligations from Parent and Merger Sub in accordance with the terms of the Merger Agreement and the Parent and Merger Sub shall not have made such payment in accordance with such terms; provided that the Company shall have no such obligation to demand such payment under the Merger Agreement if prohibited from doing so due to the existence of the automatic stay or similar prohibition thereon pursuant to any bankruptcy, reorganization or similar proceeding involving the Parent or Merger Sub.

The Guarantor hereby acknowledges and agrees that, with respect to all of the Obligations, this Guarantee (this “Guarantee”) (i) shall be a guarantee of payment and not of collection and (ii) shall not be necessary for the Company, in order to obtain the benefits of this Guarantee, and to enforce this Guarantee, first (or at all) to (a) institute suit or exhaust its rights and remedies against Parent or Merger Sub or (b) join Parent or Merger Sub or any other Person in any action seeking to enforce this Guarantee, and in each case the Guarantor hereby waives any rights which it may have to require the Company to take such action.  To the fullest extent permitted by Law, the obligations of the Guarantor hereunder shall not be affected by any change in the existence (corporate or otherwise) of Parent, Merger Sub or the Guarantor or any insolvency, bankruptcy, reorganization or similar proceeding affecting any of them or their assets.  The Guarantor agrees that this Guarantee and the obligations of the Guarantor hereunder are absolute, irrevocable and unconditional and shall be enforceable against the Guarantor to the extent due and payable under the terms of the Merger Agreement as it may be amended or modified or compliance therewith waived from time to time, and, to the extent permitted by applicable Law, irrespective of any circumstance that might constitute a legal or equitable discharge or defense of a surety or guarantor (other than that the Obligations are not then due and payable, have been satisfied in accordance with their terms or any other defenses that could be raised by the Parent or Merger Sub under the terms of the Merger Agreement); provided however, that nothing in this Guarantee shall constitute a waiver of, or in any way affect, the rights of the Company or of the Parent and Merger Sub under the Merger Agreement.  Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that would constitute Obligations and would be owed by the Parent or Merger Sub to the Company under the Merger Agreement but for the fact that they are unenforceable, or not allowable, due to the existence of a bankruptcy, reorganization or similar proceeding involving the Parent or Merger Sub.  The Guarantor acknowledges that it will receive direct and indirect benefits from the consummation of the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. This Guarantee is a continuing guarantee, and shall apply to all Obligations whenever arising.

The Guarantor hereby represents and warrants to the Company that (a) it has all power and authority to execute, deliver and perform this Guarantee; (b) the execution, delivery and performance of this Guarantee by the Guarantor has been duly and validly authorized and approved by all necessary corporate action, and all consents, approvals, authorizations, permits of, filings with and notifications to, any authority necessary for the due execution, delivery and performance of this Guarantee by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any authority, is required in connection with the execution, delivery or performance of this Guarantee; (c) this Guarantee has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms; and (d) the Guarantor will have the financial capacity to pay and perform its obligations under this Guarantee when due and payable.

This Guarantee sets forth the entire understanding of the Company and the Guarantor with respect to the Guarantor's guarantee of Parent and Merger Sub’s obligations under the Merger Agreement.  No waiver or modification of any provision of this Guarantee shall be effective unless in writing and signed by the party against whom enforcement is sought, nor shall any waiver be applicable except in the specific instance for which it is given.

This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its choice-of-laws provisions.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, in any action or proceeding arising out of or relating to this Guarantee or any transaction contemplated by this Guarantee or for recognition or enforcement of any judgment relating to the transactions contemplated by this Guarantee; provided, however, that if such court does not have jurisdiction over such action or proceeding, such action or proceeding shall be heard and determined exclusively in any federal or state court located in the State of Delaware.  Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any action or proceeding arising out of or relating to this Guarantee brought by either party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Guarantee or the transactions contemplated by this Guarantee may not be enforced in or by any of the above named courts. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR ACTION ARISING OUT OF THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Neither the Guarantor nor the Company may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of other party. This Guarantee shall be binding upon the Guarantor and the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Company and its successors and permitted assigns. This Guarantee may be delivered via facsimile or as an attachment to an electronic mail message in “pdf” or similar format, which shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the date first written above.

SVENSKA CELLULOSA AKTIEBOLAGET SCA (publ)

By:  /s/ MIKAEL SCHMIDT

Name:  Mikael Schmidt

Title: Senior Vice President & General Counsel

Accepted and Agreed:

 WAUSAU PAPER CORP.

By:  /s/ MICHAEL C. BURANDT

Name:  Michael C. Burandt

Title:  Chairman and Chief Executive Officer

[Signature Page to Guarantee]